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                                                                      Exhibit 21

      Subsidiaries of the Registrant                  State of Organization
      ------------------------------                  ---------------------

Plum Creek Timberlands, L.P.                                Delaware
Plum Creek Timber I, L.L.C.                                 Delaware
Plum Creek Timber II, L.L.C.                                Delaware
Plum Creek Manufacturing, L.P.                              Delaware
Plum Creek Maine Timberlands, L.L.C.                        Delaware
Plum Creek Southern Timber, L.L.C.                          Delaware
Plum Creek South Central Timberlands, L.L.C.                Delaware
Plum Creek Manufacturing Holding Company, Inc.              Delaware
Plum Creek Marketing, Inc.                                  Delaware
Plum Creek Northwest Lumber, Inc.                           Delaware
Plum Creek Northwest Plywood, Inc.                          Delaware
Plum Creek MDF, Inc.                                        Delaware
Plum Creek Southern Lumber, Inc.                            Delaware
PC Timberland Investment Company                            Delaware
Plum Creek Investment Company                               Delaware
Plum Creek Land Company                                     Delaware
Plum Creek Maine Marketing, Inc.                            Delaware
Highland Resources Inc.                                     Delaware